UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 20, 2012

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	420 Saw Mill River Road, Ardsley, NY	10502
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On December 21, 2012, Acorda Therapeutics, Inc. (“Acorda”) issued a press release announcing that Acorda has completed the acquisition of Neuronex, Inc. (“Neuronex”), a privately held company developing a nasal spray formulation of diazepam, or DZNS, pursuant to a previously-announced merger agreement entered into on February 15, 2012.  A copy of the press release issued by Acorda announcing the completion of the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item.

In accordance with the terms and conditions of the Neuronex merger agreement, upon execution of the merger agreement, Acorda made an initial payment of $2 million to Neuronex.  Also, prior to the completion of the acquisition, Acorda provided Neuronex with $1.5 million to support certain research and development activities conducted by Neuronex.

Upon closing of the acquisition on December 20, 2012, Acorda paid an additional $6.8 million in cash consideration to acquire Neuronex, subject to a $300,000 holdback in accordance with the provisions of the Neuronex merger agreement.  Under the terms of the merger agreement, the former equity holders of Neuronex will be entitled to receive from Acorda up to an additional $18 million in earnout payments upon the achievement of specified regulatory and manufacturing-related milestones with respect to the DZNS product, and up to $105 million upon the achievement of specified sales milestones with respect to the DZNS product.  The former equity holders of Neuronex will also be entitled to receive tiered royalty-like earnout payments, ranging from the upper single digits to lower double digits, on worldwide net sales of DZNS products.

Neuronex licenses the patent and other intellectual property and other rights relating to the DZNS product from SK Biopharmaceuticals Co., Ltd., or SK.  Pursuant to the SK license, which grants worldwide rights to Neuronex except certain specified Asian countries, Neuronex is obligated to pay SK up to $8 million upon the achievement of specified development milestones with respect to the DZNS product (including a $1 million payment upon the FDA’s acceptance for review of the first NDA for the DZNS product), and up to $3 million upon the achievement of specified sales milestones with respect to the DZNS product.  Also, Neuronex is obligated to pay SK a tiered, mid-single digit royalty on net sales of DZNS products.  As a result of the acquisition, Acorda is be responsible for amounts payable under the SK license in addition to the earnout payments described above.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

December 21, 2012	By:	David Lawrence
Name: David Lawrence
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 21, 2012